UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2018

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:      (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.              Entry into a Material Definitive Agreement

On October 23, 2018, Hamilton Bancorp, Inc. (the "Company"), the holding company for Hamilton Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Orrstown Financial Services, Inc. ("Orrstown"), the holding company for Orrstown Bank.  Pursuant to the Merger Agreement, the Company will merge with and into Orrstown, with Orrstown as the surviving corporation (the "Merger").

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Company common stock will be converted into the right to receive (1) $4.10 in cash, without interest, and (2) 0.54 shares of Orrstown common stock. The $4.10 per share cash consideration is subject to reduction by as much as $0.27 per share (to as low as $3.83 per share) based on potential losses, write-downs or reserves related to certain identified loans, as further described in the Merger Agreement. The Merger is intended to qualify as a reorganization for federal income tax purposes and, as a result, the receipt of Orrstown common stock is intended to be tax-free.

In connection with the Merger, one Company director will be appointed to the Boards of Directors of Orrstown and Orrstown Bank at the effective time of the Merger.

The Merger Agreement contains usual and customary representations and warranties that the Company and Orrstown made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the Company and Orrstown and may be subject to important qualifications and limitations agreed to by Orrstown and the Company in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between the Company and Orrstown rather than establishing matters as facts.

The Merger Agreement also contains certain covenants of the Company and Orrstown including, among others, covenants requiring (i) that the Company conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger, and (ii) that the Company not to take certain actions during such period.

The Merger Agreement also provides for certain termination rights for both the Company and Orrstown.  If the Merger Agreement is terminated under certain circumstances, including if the Company accepts a Superior Proposal as defined in the Merger Agreement, the Company will be obligated to pay Orrstown a termination fee of approximately $2.2 million. The Company may terminate the Merger Agreement if the trading price of Orrstown's common stock drops by more than 15% both on an absolute basis and in relation to the Nasdaq Bank Index, and Orrstown does not opt to increase the merger consideration so that this termination right is no longer triggered.

The consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the Merger Agreement and Merger by the Company's stockholders, (ii) receipt of all required regulatory approvals, (iii) the absence of any law or order prohibiting the closing of the Merger, and (iv) the effectiveness of the registration statement to be filed by Orrstown with the Securities and Exchange Commission with respect to the Orrstown common stock to be issued in the Merger.  The parties currently anticipate completing the Merger during the second quarter of 2019.

The boards of directors of each of the Company and Orrstown have unanimously approved the Merger and the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Simultaneously with the execution of the Merger Agreement, the directors and executive officers of the Company have entered into voting agreements with Orrstown (collectively, the "Voting Agreements") pursuant to which such individuals have agreed, among other things, to vote their respective shares of Company common stock in favor of the approval of the Merger Agreement at a special meeting of the Company's stockholders to be held for the purpose of approving the Merger Agreement.

The persons signing the Voting Agreements currently beneficially own an aggregate of approximately 4.3% of the outstanding Company common stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this filing, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger, constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the "SEC").  Such forward-looking statements include, but are not limited to, (1) statements about the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (2) statements of plans, objectives and management expectations; (3) statements of future economic performance; and (4) statements of assumptions underlying such statements. Any statements that are not statements of historical fact, including statements containing such words as "will," "could," "plans," "intends," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "typically," "anticipate," "estimated," or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based upon assumptions and the current beliefs and expectations of the management of the Company and Orrstown. These forward-looking statements are subject to known and unknown risks and uncertainties, and actual results may differ materially from those discussed in, or implied by, these forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the risk that the Company's stockholders may not adopt the merger agreement; (3) the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; (4) delays in closing the merger or other risks that any of the closing conditions to the merger may not be satisfied in a timely manner or at all; (5) the inability to realize expected cost savings and synergies from the merger in the amounts or in the timeframe anticipated; (6) the diversion of management's time from existing business operations due to time spent related to the merger or integration efforts; (7) the inability of the parties to successfully integrate or that the integration will be more difficult, time-consuming, or costly than expected; (8) unexpected material adverse changes in the operation or earnings of either the Company or Orrstown, the real estate markets in which they operate, the local economy, or the local business environment; (9) potential litigation in connection with the merger; (10) higher than expected transaction or other costs and expenses; and (11) higher than expected attrition of the customers or key employees of the Company. Additional factors that could cause the Company's and Orrstown's results to differ materially from those described in the forward-looking statements can be found in the Company's and Orrstown's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, Orrstown intends to file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. Investors and security holders are advised to read the Registration Statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors and security holders may obtain a free copy of the Registration Statement (when available), including the proxy statement/prospectus and other documents filed by the Company and Orrstown with the SEC at the SEC's website at www.sec.gov. These documents may be accessed and downloaded, free of charge, at the Company's website at www.hamilton-bank.com under the "Investors Relations" tab or by directing a request to the Corporate Secretary, Hamilton Bancorp, Inc., 501 Fairmount Avenue, Suite 200, Towson, Maryland 21286, (410) 823-4510. You will also be able to obtain these documents free of charge at Orrstown's website at www.orrstown.com or by directing a request to Orrstown's Executive Vice President and Chief Financial Officer, David P. Boyle, at (717) 530-2294.

Participants in the Solicitation

This filing is not a solicitation of a proxy from any security holder of the Company.  The Company and Orrstown and their respective directors, executive officers, other members of management, and employees may be deemed to be participants in the solicitation of proxies of the Company's shareholders in connection with the proposed transaction. Information regarding the directors and executive officers of the Company may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders, which was filed with the SEC on July 19, 2018. Information regarding the directors and executive officers of Orrstown may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2018.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the merger will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of the documents described in this paragraph in the manner described in the preceding paragraph.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report:

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between Orrstown Financial Services, Inc. and Hamilton Bancorp, Inc. dated October 23, 2018 (incorporated by reference to Exhibit 2.1 to Orrstown Financial Services, Inc.'s Current Report on Form 8-K (File No. 001- 34292) filed with the SEC on October 24, 2018).*

10.1	Form of Voting Agreement (incorporated by reference to Exhibit 10.1 to Orrstown Financial Services, Inc.'s Current Report on Form 8-K (File No. 001- 34292) filed with the SEC on October 24, 2018).
99.1	Employee Communications (incorporated by reference to Exhibit 99.3 to Orrstown Financial Services, Inc.'s Current Report on Form 8-K (File No. 001- 34292) filed with the SEC on October 24, 2018).
*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: October 24, 2018	By: /s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer